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                                                            EXHIBIT 99.B5(A)(4)


                                NASL SERIES TRUST
                         AMENDMENT TO ADVISORY AGREEMENT


         AMENDMENT made this 31st day December, 1996, to the Advisory Agreement dated January 1, 1996, as amended June 20, 1996 and October 1, 1996 between NASL Series Trust, a Massachusetts business trust (the "Trust") and NASL Financial Services, Inc., a Massachusetts corporation ("NASL Financial" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.       CHANGE IN APPENDIX A

         Appendix A to this Agreement is revised to reflect the appointment and compensation of NASL Financial as investment adviser for the additional portfolios (the "Portfolios") as set forth in Appendix A to this Amendment.

2.       CHANGE IN APPENDIX B

         Appendix B to this Agreement is revised to include the Portfolios as set forth in Appendix B to this Amendment.

3.       CHANGE IN SECTION 2 "DUTIES OF THE ADVISER'

         Section 2 "Duties of the Adviser" is amended to add the following:
         "With respect to the Lifestyle Trusts (the "fund of funds"), the Adviser may elect to manage the investments and determine the composition of the assets of a Lifestyle Trust, subject to the approval of the Trustees of the Trust."

4.       EFFECTIVE DATE

         This Amendment shall become effective with respect to each Portfolio on the later of (i) the date of its execution, (ii) the effective date of the post-effective amendment to the registration statement of NASL Series Trust under the Securities Act of 1933 that incorporates with respect to the Portfolio the terms of the Agreement as amended herein and (iii) the date of the meeting of shareholders (or sole shareholder if applicable) of the Portfolio called for the purpose of voting on this Amendment, at which meeting this Amendment shall have been approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended) of the Portfolio.

NASL SERIES TRUST


BY:______________________


NASL FINANCIAL SERVICES, INC.


BY:______________________


BY:______________________


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                                   APPENDIX A


1.       Global Equity Trust: .90% of the current net assets of the Portfolio.

2. Blue Chip Growth Trust: .925% of the current net assets of the Portfolio.

3.       Equity Trust: .75% of the current net assets of the Portfolio.

4.       Equity-Income Trust: .80% of the current net assets of the Portfolio.

5. Growth and Income Trust: .75% of the current net assets of the Portfolio.

6.       Strategic Bond Trust: .775% of the current net assets of the Portfolio.

7. Global Government Bond Trust: .80% of the current net assets of the Portfolio.

8. Investment Quality Bond Trust: .65% of the current net assets of the Portfolio.

9. U.S. Government Securities Trust: .65% of the current net assets of the Portfolio.

10.      Money Market Trust: .50% of the current net assets of the Portfolio.

11. Aggressive Asset Allocation Trust: .75% of the current net assets of the Portfolio.

12. Moderate Asset Allocation Trust: .75% of the net assets of the Portfolio.

13. Conservative Asset Allocation Trust: .75% of the net assets of the Portfolio.

14. International Growth and Income Trust: .95% of the net assets of the Portfolio.

15.      Small/Mid Cap Trust: 1.0% of the net assets of the Portfolio.

16. International Small Cap Trust: 1.10% of the net assets of the Portfolio.

17.      Growth Trust: .85% of the net assets of the Portfolio.

18.      Value Trust: .80% of the current net assets of the Portfolio.

19.      High Yield Trust: .775% of the current net assets of the Portfolio.

20. International Stock Trust: 1.05% of the current net assets of the Portfolio.

21. Science & Technology Trust: 1.10% of the current net assets of the Portfolio.

22.      Balanced Trust: .80% of the current net assets of the Portfolio.

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23.      Worldwide Growth Trust: 1.00% of the current net assets of the
         Portfolio.

24. Emerging Growth Trust: 1.05% of the current net assets of the Portfolio.

25. Pilgrim Baxter Growth Trust: 1.05% of the current net assets of the Portfolio.

26. Pacific Rim Emerging Markets Trust: .85% of the current net assets of the Portfolio.

27. Real Estate Securities Trust: .70% of the current net assets of the Portfolio.

28. Capital Growth Bond Trust: .65% of the current net assets of the Portfolio.

29.      Equity Index Trust: .25% of the current net assets of the Portfolio.

30.      Common Stock Trust: .70% of the current net assets of the Portfolio.

31. Lifestyle Conservative 280 Trust: 0% of the current net assets of the Portfolio.

32. Lifestyle Moderate 460 Trust: 0% of the current net assets of the Portfolio.

33. Lifestyle Balanced 640 Trust: 0% of the current net assets of the Portfolio.

34. Lifestyle Growth 820 Trust: 0% of the current net assets of the Portfolio.

35. Lifestyle Aggressive 1000 Trust: 0% of the current net assets of the Portfolio.


         The Percentage Fee for each Portfolio shall be accrued for each calendar day and the sum of the daily fee accruals shall be payable monthly to the Adviser. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described in the preceding paragraph, and multiplying this product by the net assets of the Portfolio as determined in accordance with the Trust's prospectus and statement of additional information as of the close of business on the previous business day on which the Trust was open for business.

         If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.


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                                   APPENDIX B
                                   ----------

The Expense Limit for each Portfolio for the purposes of paragraph 2.d.i(C) shall be .50% for each Portfolio except the following:

         Portfolio                                Percent
         ---------                                -------

Global Equity Trust                               .75%

Global Government Bond Trust                      .75%

International Growth and Income Trust             .75%

International Small Cap Trust                     .75%

International Stock Trust                         .75%

Worldwide Growth Trust                            .75%

Pacific Rim Emerging Markets Trust                .75%

Equity Index Trust                                .15%

Lifestyle Conservative 280 Trust                  No expense limit is applicable

Lifestyle Moderate 460 Trust                      No expense limit is applicable

Lifestyle Balanced 640 Trust                      No expense limit is applicable

Lifestyle Growth 820 Trust                        No expense limit is applicable

Lifestyle Aggressive 1000 Trust                   No expense limit is applicable